Exhibit 99.1

CONTACT:

Rodney B. Harrison	Van Negris / Lexi Terrero
Morton Industrial Group, Inc.	Van Negris & Company, Inc.
(309) 266-7176	(212) 396-0606 – info@vnegris.com

Stuart Oxer
Innovative Injection Technologies, Inc.
(515) 225-6707

FOR IMMEDIATE RELEASE

MORTON INDUSTRIAL GROUP, INC. ANNOUNCES
COMPLETION OF SALE OF ITS REMAINING

PLASTICS FACILITY IN WEST DES MOINES, IOWA

MORTON, IL – JUNE 23, 2003 – Morton Industrial Group, Inc. (OTC: MGRP), a leading contract manufacturer to large industrial original equipment manufacturers (OEMs), today announced that it has completed the sale of its remaining plastics facility in West Des Moines, Iowa to a management group led by Robert J. Janeczko, Ph.D., President and Chief Executive Officer of Innovative Injection Technologies, Inc., formerly known as Morton Custom Plastics.

William D. Morton, Chairman and Chief Executive Officer of Morton Industrial Group, Inc., said, “We are pleased to announce the completion of the sale of our plastics facility to Bob Janeczko and his management team.  They are a talented group with long-term personal relationships with their prestigious customer base.  All of us at Morton Industrial Group, Inc. wish Bob and his team the best of success in the years to come.”

Mr. Morton continued:  “This transaction completes the final step in a multiyear restructuring plan undertaken to return our entire management focus to further develop our Morton Metalcraft Co. core business of contract metal fabrications.  This focus combined with our internal 6 Sigma initiative has lowered operating costs, improved our quality and delivery and helped returned us to profitability in the first quarter of 2003. We remain confident in our business strategy and believe that we are now repositioned for continued stable performance in the years to come.”

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Morton Industrial Group, Inc.

Page Two

June 23, 2003

Robert J. Janeczko, Ph.D, President and Chief Executive Officer of Innovative Injection Technologies, Inc., said, “My colleagues and I are excited about our acquisition of Morton’s West Des Moines plastics facility.  All of us at Innovative Injection Technologies, Inc. look forward to continuing the 43-year legacy that this facility has in serving our prestigious OEMs with high quality injection molded components and subassemblies.”

Dr. Janeczko continued, “Injection molded parts represent a growing percentage of composite material used by our prestigious agricultural, furniture, industrial and recreational customers.  We believe that we are poised to continue to successfully serve our existing customers while we develop new customers both of which will contribute to our objective of sustained profitable growth.”

About Innovative Injection Technologies, Inc.

Innovative Injection Technologies, Inc. operates from its 113,000 square foot manufacturing facility in West Des Moines, Iowa. It employs approximately 150 associates serving agricultural, furniture, industrial and recreational original equipment manufacturers. Innovative Injection Technologies, Inc.’s principal customers include Allsteel, Arctic Cat and Deere & Company.

About Morton Industrial Group, Inc.

Morton Industrial Group, Inc. (OTC: MGRP) operates Morton Metalcraft Co.’s five contract metal fabrication plants in Morton, Illinois (2); Apex and Welcome, North Carolina; and Honea Path, South Carolina. It employs approximately 1,000 associates serving agricultural, construction and industrial original equipment manufacturers. Morton Metalcraft Co.’s principal customers include Caterpillar Inc., Deere & Company, Federal Signal and Kubota.

“Safe Harbor” Statement Under The Private Securities Reform Litigation Act of 1995:  This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words.  The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements.  Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction and agricultural sales; risks associated with our acquisition strategy; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements.  The forward looking statements contained herein speak only of the Company’s expectation as of the date of this press release.  We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.

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